UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 8, 2014

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-04	DRIVETIME SALES AND FINANCE COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0657074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

DriveTime Automotive Group, Inc., a Delaware corporation (“DTAG”), and DT Acceptance Corporation, an Arizona corporation (“DTAC” and together with DTAG, the “Issuers”) are co-issuers, jointly and severally of the 12.625% Senior Secured Notes Due 2017 (the “Notes”) pursuant to the Indenture, dated as of June 4, 2010 (the “Indenture”) among the Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
Pursuant to the Indenture, on September 27, 2013, the Issuers, DriveTime Insurance Holdings, Inc., a Delaware corporation (“Holdings”), a newly-formed wholly-owned subsidiary of DriveTime Sales and Finance Company, LLC, and the Trustee entered into the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) whereby Holdings became a Guarantor under the Indenture.
The foregoing description of the Indenture and the Seventh Supplemental Indenture is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Indenture which is filed as Exhibit 4.1.1 to the Amendment No. 1 to the Form S-4 Registration Statement filed on October 19, 2010, and the Seventh Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Seventh Supplemental Indenture, dated January 8, 2014, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, DriveTime Insurance Holdings, Inc., Wells Fargo Bank, National Association, as Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2014	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: January 14, 2014	DT ACCEPTANCE CORPORATION

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: January 14, 2014	DRIVETIME SALES AND FINANCE COMPANY, LLC

	By:	/s/ Raymond Fidel
Raymond Fidel
President, Chief Executive Officer and Manager

EXHIBIT INDEX

Exhibit No.	Description
4.1
Seventh Supplemental Indenture, dated January 8, 2014, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, DriveTime Insurance Holdings, Inc., Wells Fargo Bank, National Association, as Trustee